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Exhibit 11.1
                           VANSTAR CORPORATION
                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share data)

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                                                    THREE MONTHS ENDED
                                                        JULY 31,
                                                  --------------------
                                                    1997       1996
                                                  ---------  ---------

PRIMARY EARNINGS PER SHARE:
   Weighted average number of
     common shares outstanding.................      42,919     40,475
   Common equivalent shares from stock options
     using the treasury stock method...........       1,114      2,666
                                                  ---------  ---------
   Shares used in per share calculation........      44,033     43,141
                                                  ---------  ---------
                                                  ---------  ---------
   Net Income..................................   $   6,560  $   9,763
                                                  ---------  ---------
                                                  ---------  ---------
   Earnings per share..........................   $    0.15  $    0.23
                                                  ---------  ---------
                                                  ---------  ---------

FULLY DILUTED EARNINGS PER SHARE:

   Weighted average number of
     common shares outstanding.................      42,919     40,475
   Common equivalent shares from stock options
     using the treasury stock method...........       1,314      2,698
                                                  ---------  ---------
   Shares used in per share calculation........      44,233     43,173
                                                  ---------  ---------
                                                  ---------  ---------
   Net Income..................................   $   6,560  $   9,763
                                                  ---------  ---------
                                                  ---------  ---------
   Earnings per share..........................   $    0.15  $    0.23
                                                  ---------  ---------
                                                  ---------  ---------
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